Exhibit 99.1

HouseRaising Establishes Strategic Agreement With SunTrust Mortgage

Thursday June 29, 6:01 AM EDT

CHARLOTTE, N.C., June 29, 2006 /PRNewswire-FirstCall via COMTEX/ -- HouseRaising, Inc. (HRAI) -- a managed service provider that utilizes its patent-pending software and support system to manage custom home projects for affiliated builders, today announced a strategic agreement with SunTrust Mortgage, Inc. a wholly owned subsidiary of SunTrust Bank, one of the nation's largest commercial banking organizations (STI). Under the agreement, SunTrust Mortgage secures the opportunity to finance the construction as well as the permanent loan phase on all homes built by HouseRaising or one of its affiliated builders.

HouseRaising had been looking for a Construction-Permanent (C/P) product that would have wide appeal to potential home buyers and chose the one offered by SunTrust Mortgage. A key component of the SunTrust Mortgage C/P product is their one-time closing feature. Traditionally, there are two closings associated with construction loans: one for the construction phase and another when the home is completed. SunTrust's C/P product simplifies the process for the borrower.

"We wanted a C/P product that offered savings to our customers and a loan process that was as seamless as possible," says Gregory Wessling, HouseRaising Chairman and CEO. "In addition, we like the way SunTrust Mortgage administers their construction loans. All the processing and underwriting for our customers will be handled locally and that's important to us."

"We're excited about this agreement with HouseRaising. They have an excellent reputation in the custom home arena and we're delighted they chose to partner with us," says Ken Pack, Senior Vice President, SunTrust Mortgage, Inc.

As HouseRaising expands its builder relationships nationally, SunTrust will provide mortgages for their customers.

ABOUT HOUSERAISING, INC. (HRAI)

HouseRaising, Inc. functions as general manager of projects, assisting affiliated builders from design and cost estimation to construction. Utilizing its internal use software, HouseRaising assists builder-members who have expanded their membership relations to become affiliated builders in improving the quality of the home while lowering the overall cost. HRAI offers members the opportunity to gain knowledge developed from 40 years of custom homebuilding. Though HouseRaising believes the knowledge alone is sufficient to attract builders, members also buy materials, equipment and insurance at wholesale prices. HouseRaising has developed patent-pending Disaster Relief Homebuilding Management Software. This system offers affected homeowners as well as homebuilders, funding agents and government agencies a step-by-step solution for rebuilding each individual home. HouseRaising is also in the business of building custom homes. For more information go to http://www.houseraising.com

ABOUT SUNTRUST MORTGAGE (STI)

SunTrust Mortgage, Inc. is a wholly owned subsidiary of SunTrust Bank, one of the nation's largest commercial banking organizations. As of March 31, 2006, SunTrust Banks, Inc. had total assets of $178.9 billion and total deposits of $122 billion. SunTrust Mortgage originates loans through 182 locations in SunTrust markets and adjacent states, maintains correspondent and broker relationships in 49 states, and services mortgage loans in 50 states and the District of Columbia.

FORWARD-LOOKING STATEMENTS

This report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, and the impact of competitive services and pricing and general economic risks and uncertainties.

SOURCE HouseRaising, Inc.

CONTACT:  Karen Willoughby, Investor Relations of HouseRaising, Inc.,
1-866-365-4724, KarenWilloughby@HouseRaising.com; OR
Arun Chakraborty, VP, Investor Relations, achakrab@sternco.com,
Stan Froelich, VP, Media Relations, sfroelich@sternco.com,
                       both of Stern & Co., +1-212-888-0044, for HouseRaising, Inc.

URL:	http://www.prnewswire.com http://www.houseraising.com
www.prnewswire.com

Copyright (C) 2006 PR Newswire. All rights reserved.